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                                                                     EXHIBIT 4.3

                                 BUY-OUT OPTION


This buy-out option is between______________________ Amerivision Communications, Inc.

____________________ is a purchaser of ________ shares of common stock at a purchase price of ______________ per share on ______________________.

AmeriVision Communications, Inc. will buy back the stock purchased by the above shareholder in the following manner:

         1) AmeriVision stock held for one year to 18 months will receive a 15% return.

         2) AmeriVision stock held for 18 months to 24 months will receive a 18% return.


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Date                                         Tracy Freeny, President
                                             AmeriVision Communications, Inc.






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Witness                                                   , Stockholder




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Witness                                                   , Stockholder


             INTEREST IS FIGURED ON AN ANNUAL PERCENTAGE RATE. THIS BUY BACK AGREEMENT IS AT THE OPTION OF THE STOCKHOLDER.